UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2019 (May 1, 2019)

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	1-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive Springfield, Massachusetts	01104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 286-5000

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 1, 2019, at a meeting of the Board of Trustees (the “Board”) of Eversource Energy (the “Company”), the Board elected David H. Long to serve as a Trustee, effective immediately.  The Board also appointed Mr. Long to serve on the Compensation and Corporate Governance Committees.

Mr. Long’s initial term as a Trustee will continue until Eversource Energy’s 2020 Annual Meeting of Shareholders to be held in May 2020.  Mr. Long will receive an annual cash retainer in the amount of $115,000 for service on the Board during his term of office, including participation in all Board and Committee meetings, prorated to reflect his election on May 1, 2019.  Mr. Long will also be entitled to receive a grant under the Eversource Incentive Plan (the “Plan”) on June 1, 2019, equal to that number of Restricted Stock Units (“RSUs”) resulting from dividing $135,000 by the average closing price of Eversource Energy common shares as reported on the New York Stock Exchange for the 10 trading days immediately preceding the date of grant, rounded to the nearest whole RSU, and prorated to reflect his election on May 1, 2019.

Mr. Long, age 57, currently serves as the Chairman, President and Chief Executive Officer and a Director of Boston-based Liberty Mutual Holding Company, Inc.  Mr. Long serves on numerous boards and civic organizations, including the Hartwick College, Massachusetts General Hospital, Massachusetts General Hospital’s President’s Council, Ford’s Theatre in Washington, D.C., the Massachusetts Competitive Partnership, the Board of Governor’s for the Boston College Chief Executives’ Club of Boston, the MIT President’s CEO Advisory Board, Greater Boston Chamber of Commerce, Jobs for Massachusetts, Inc. and Tamarack Technologies.  Mr. Long is also Chairman for the annual fundraiser for MGH Aspire, which provides social services and development opportunities for children and young adults on the Autism spectrum.

There is no arrangement or understanding between Mr. Long and any other person pursuant to which he was elected as Trustee.  Mr. Long does not have any transactions with related persons in which Eversource Energy is a participant that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of Eversource Energy’s news release announcing Mr. Long’s election is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders.

(a)

On May 1, 2019, the Company held its 2019 Annual Meeting.

(b)

Shareholders voted on the proposals set forth below.  For more information on the following proposals, see the Company’s Proxy Statement dated March 22, 2019.  On March 5, 2019, the record date for the Annual Meeting, there were 317,302,260 common shares outstanding and entitled to vote.  At the Annual Meeting, 281,503,753 common shares were represented, in person or by proxy, constituting a quorum.

(1)

Election of Trustees.  The shareholders elected each of the 10 nominees to the Board of Trustees for a one-year term by a majority of the outstanding common shares:

Trusee	For	Against	Abstained	Broker Non-Votes
Cotton M. Cleveland	237,032,403	5,558,713	696,610	38,216,026
Sanford Cloud, Jr.	220,692,694	21,892,807	702,225	38,216,026
James S. DiStasio	231,736,752	10,812,237	738,737	38,216,026
Francis A. Doyle	240,288,479	2,018,080	981,167	38,216,026
Linda Dorcena Forry	240,796,385	1,790,559	700,782	38,216,026
James J. Judge	230,636,357	10,799,143	1,852,226	38,216,026
John Y. Kim	231,748,398	10,573,191	966,136	38,216,026
Kenneth R. Leibler	235,717,469	6,736,521	833,736	38,216,026
William C. Van Faasen	228,939,327	13,544,220	804,179	38,216,026
Frederica M. Williams	240,934,192	1,677,087	676,447	38,216,026

(2)

The shareholders approved, on an advisory basis, the compensation of the Company’s 2018 Named Executive Officers:

For	Against	Abstained	Broker Non-Votes
212,094,613	29,262,490	1,930,622	38,216,026

(3)

The shareholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for 2019:

For	Against	Abstained	Broker Non-Votes
274,200,583	5,883,976	1,419,193	0

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit Number	Description
99.1	News Release announcing the election of David H. Long as a Trustee, issued by Eversource Energy, dated May 3, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2019	EVERSOURCE ENERGY (Registrant) By: /S/ GREGORY B. BUTLER Gregory B. Butler Executive Vice President and General Counsel

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